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Exhibit 99.2

Consent of Person Named
to Become a Director

        I hereby consent to my being named in the Registration Statement on Form S-4 of Cimarex Energy Co. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

/s/ CORTLAND S. DIETLER Name: Cortland S. Dietler

May 9, 2002

Consent of Person Named
to Become a Director

        I hereby consent to my being named in the Registration Statement on Form S-4 of Cimarex Energy Co. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

/s/ PAUL D. HOLLEMAN Name: Paul D. Holleman

May 9, 2002

Consent of Person Named
to Become a Director

        I hereby consent to my being named in the Registration Statement on Form S-4 of Cimarex Energy Co. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

/s/ F. H. MERELLI Name: F. H. Merelli

May 9, 2002

Consent of Person Named
to Become a Director

        I hereby consent to my being named in the Registration Statement on Form S-4 of Cimarex Energy Co. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

/s/ L. PAUL TEAGUE Name: L. Paul Teague

May 9, 2002

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  Exhibit 99.2